LETTER AGREEMENT

October 18, 2006

Ronald M. Popeil
RMP Family Trust
Ronco Inventions, LLC
Popeil Inventions, Inc.
RP Productions, Inc.
1672 Waynecrest Drive
Beverly Hills, CA 90210

Ladies and Gentlemen:

Ronco Corporation, a Delaware corporation (“Ronco”) and Ronco Marketing Corporation, a Delaware corporation and wholly owned subsidiary of Ronco (“RMC” and together with Ronco, the “Company”), are, substantially concurrently herewith, entering into a Security and Purchase Agreement (the “Laurus Loan Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), pursuant to which Laurus will make certain advances to the Company (the “Laurus Loan”). A condition to the closing of the Laurus Loan is that each of Ronald M. Popeil (“Popeil”), the RMP Family Trust, an Illinois irrevocable trust, Gina Wallman and Martin Lescht as co-Trustees (“RMP”), Ronco Inventions, LLC, a California limited liability company (“Ronco Inventions”), Popeil Inventions, Inc., a Nevada corporation (“Popeil Inventions”) and RP Productions, Inc., a Nevada corporation (“RP,” and collectively with Popeil, RMP, Ronco Inventions, Popeil Inventions and RP, the “Lenders”) enter into the Subordination Agreement in substantially the form attached hereto as Exhibit A with Laurus Master Fund, Ltd. (the “Laurus Subordination Agreement”), and the Limited Subordination Agreement in substantially the form attached hereto as Exhibit B with Sanders Morris Harris Inc., a Texas corporation (“SMH”), individually and on behalf of the “lenders” (as defined in the Letter Loan Agreement dated June 9, 2006, among Ronco, SMH and these “lenders”)(the “SMH Limited Subordination Agreement”).

  In connection with the Company’s purchase of the Ronco business, RMC issued promissory notes in the aggregate original principal amount of $16.3 million to Ronco Inventions and Popeil Inventions. Pursuant and subject to the terms of the Asset Purchase Agreement dated December 10, 2004 among RMC and the Lenders, as amended or supplemented (the “Asset Purchase Agreement”), the principal amount of these promissory notes was to be adjusted following the closing of the Company’s purchase of the Ronco business.

Subject to the terms of this Letter Agreement (this “Agreement”), the Company and each of the Lenders hereby agree as follows:

1.  Effectiveness. The Company and the Lenders agree that this Agreement shall only become effective upon the closing of the Laurus Loan (the “Laurus Closing”), in which case it shall be deemed effective immediately prior to the “Closing Date” (as defined in the Laurus Loan Agreement) of the Laurus Loan. The Company and the Lenders further agree that the provisions hereof shall supersede and replace any contrary provisions of the Asset Purchase Agreement, the Notes (as defined herein) and any other document or agreement entered into among them in connection therewith. Other than as set forth in this Agreement, none of the Lenders shall be deemed to have waived, amended, modified or changed any provision of the Asset Purchase Agreement, or its respective rights thereunder, the Notes or any other document or agreement entered into in connection with the Asset Purchase Agreement, as a result of its acceptance of any of the payments called for hereunder, including, but not limited to, such Lender’s right to dispute the amounts paid in accordance with the provisions of Section 1.7(D) of the Asset Purchase Agreement.

2. Laurus Subordination Agreement and SMH Limited Subordination Agreement. Each of the Lenders agrees to enter into the Laurus Subordination Agreement and the SMH Limited Subordination Agreement as of the date hereof. Notwithstanding the foregoing, the Laurus Subordination Agreement and the SMH Limited Subordination Agreement shall have no force or effect until immediately prior to the Closing Date. If any of the Company, Laurus or the Lenders elect to deliver their respective signature pages to this Agreement, the Laurus Subordination Agreement or the SMH Limited Subordination Agreement to counsel for the Company to be held in escrow pending the Laurus Closing, it is expressly agreed that any of them may withdraw their respective signature pages from escrow at any time prior to the Laurus Closing for any reason in which event this Agreement will be of no force or effect.

3. Turkey Fryer.

(a) The Company hereby agrees and confirms that it has no rights or interest whatsoever in or to, or any right to acquire, the Turkey Fryer (as defined in the New Product Development Agreement dated June 30, 2005 by and between Ronald M. Popeil and RMC (the “New Product Development Agreement”)) and agrees that is not entitled to any compensation or other consideration in respect of the Turkey Fryer or its confirmation and agreement as expressed in this Paragraph 3(a). For the avoidance of doubt, the parties agree that, as used in this Paragraph 3, the term “Turkey Fryer” shall include the turkey fryer product developed by Ronald M. Popeil and Alan L. Backus as previously shown to the Company and/or its representatives, in all of its variations and versions, and together with any pertinent intellectual property and related accessories or products, and any similar or derivative products, intellectual property and/or accessories heretofore or hereafter developed, created or conceived by or under the direction of Ronald M. Popeil and/or Alan L. Backus. In addition, Lenders confirm that the Company has no obligation to acquire the Turkey Fryer and no liability to any of Lenders in connection with the Turkey Fryer.

Lenders further confirm that, to their knowledge, no Event of Default (as defined in the New Product Development Agreement) has occurred under the New Product Development Agreement during the Pre-Agreement Period (as hereafter defined) excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement. The Company confirms that, to its knowledge, no matters that in its judgment constitute an Event of Default by the Company have occurred under the New Product Development Agreement excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement.

(b) RMC hereby grants Ronald M. Popeil a world-wide, perpetual, transferable royalty-free license to use his name and likeness on the packaging of the Turkey Fryer, on the Turkey Fryer itself and in connection with the manufacturing, marketing and sale of the Turkey Fryer.

4. Consulting Fee. Subject to the terms of the Consulting Agreement dated June 30, 2005 between RMC and Popeil (the “Consulting Agreement”), RMC agrees that the Compensation (as defined in the Consulting Agreement) received by Popeil pursuant to Section 2(a)(i) of the Consulting Agreement shall be increased, so that RMC shall pay to Popeil, commencing on the date hereof, an additional $3,000 per week (the “Additional Payments”) until all obligations of Ronco and/or RMC under the Notes (as hereafter defined) have been paid in full. This obligation to make the Additional Payments shall continue until the Notes have been paid in full even if the term of the Consulting Agreement has expired before such time. Lenders confirm that, to their knowledge, no default has occurred under the Consulting Agreement during the Pre-Agreement Period (as hereafter defined) excluding matters that might be construed to constitute a default, the resolution of which is addressed by this Agreement. The Company confirms that, to its knowledge, no matters that in its judgment constitute a default by the Company have occurred under the Consulting Agreement excluding matters that might be construed to constitute a default, the resolution of which is addressed by this Agreement.

5. Final Combined NCOAV.

(a) Pursuant to the terms of the Asset Purchase Agreement, the Company and the Lenders agree that the final Combined NCOAV (as defined in the Asset Purchase Agreement) is $13,158,180. RMC and the Lenders each waive any Objections (as defined in the Asset Purchase Agreement) under Section 1.6(D) and Section 1.6(E) of the Asset Purchase Agreement to the final Combined NCOAV or the related Adjusted Determination (as defined in the Asset Purchase Agreement). Lenders confirm that, to their knowledge, no default has occurred under the Asset Purchase Agreement during the Pre-Agreement Period (as hereafter defined) excluding matters that might be construed to constitute a default, the resolution of which is addressed by this Agreement. The Company confirms that, to its knowledge, no matters that in its judgment constitute a default by the Company have occurred under the Asset Purchase Agreement excluding matters that might be construed to constitute a default, the resolution of which is addressed by this Agreement.

(b) RMC and the Lenders further agree that the principal amount of the Purchase Money Promissory Note issued to Popeil Inventions on June 30, 2005 (the “Popeil Inventions Note”) shall be adjusted pursuant to Section 1.6 of the Asset Purchase Agreement, so that the Adjusted Principal Amount (as defined in the Popeil Inventions Note) shall be $12,558,180 as of the Closing (as defined in the Asset Purchase Agreement). RMC and the Lenders further acknowledge and agree that the amount outstanding under the Popeil Inventions Note as of the date hereof may be greater or less than the Adjusted Principal Amount, reflecting accrued interest since the Closing Date and other amounts becoming due since such date, as well as payments made by RMC under the Popeil Inventions Note since the Closing Date. Lenders confirm that, to their knowledge, no Event of Default (as defined in the Popeil Inventions Note) has occurred under the Popeil Inventions Note during the Pre-Agreement Period (as hereafter defined) excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement. The Company confirms that, to its knowledge, no matters that in its judgment constitute an Event of Default by the Company have occurred under the Popeil Inventions Note excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement.

(c) RMC and the Lenders further agree that the principal amount of the Purchase Money Promissory Note issued to Ronco Inventions on June 30, 2005 (the “Ronco Inventions Note”) shall be adjusted pursuant to Section 1.6 of the Asset Purchase Agreement, so that the Adjusted Principal Amount (as defined in the Ronco Inventions Note) shall be $600,000 as of the Closing (as defined in the Asset Purchase Agreement). RMC and the Lenders further acknowledge and agree that the amount outstanding under the Ronco Inventions Note as of the date hereof may be greater or less than the Adjusted Principal Amount, reflecting accrued interest since the Closing Date and other amounts becoming due since such date, as well as payments made by RMC under the Ronco Inventions Note since the Closing Date. Lenders confirm that, to their knowledge, no Event of Default (as defined in the Ronco Inventions Note) has occurred under the Ronco Inventions Note during the Pre-Agreement Period (as hereafter defined) excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement. The Company confirms that, to its knowledge, no matters that in its judgment constitute an Event of Default by the Company have occurred under the Ronco Inventions Note excluding matters that might be construed to constitute an Event of Default, the resolution of which is addressed by this Agreement.

6. Amendments to Asset Purchase Agreement.

(a) RMC and the Lenders agree that Section 1.7(A) of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows (with such Section 1.7(A) as so amended replacing the corresponding excerpted Section attached as Exhibit A to each of the Notes):

“(A) For so long as any amounts remain outstanding under the Notes, Purchaser shall make per unit quality control payments ("QC Payments") earned by Sellers for each product as set forth below in this Section 1.7, regardless of whether or how such products are ultimately distributed (e.g., whether through retail sales, distribution of product samples, direct sales and/or web site sales, among other distribution methods). The QC Payments shall be made to the Sellers' Designee, who shall distribute such payments on a pro rata basis as set forth on Schedule 1.5(A) to the applicable Sellers for application to amounts outstanding under the Notes in accordance with such Notes. The Sellers will earn the QC Payments set forth on the QC Payment Schedule each time a unit of one of the products listed on the QC Payment Schedule below is manufactured. For purposes of determining the QC Payments earned pursuant to this Section 1.7, a product will be deemed to be manufactured no later than five (5) business days after such product is made available for Purchaser or any of Purchaser's Affiliates or designees to take immediate possession. Purchaser will make all QC Payments hereunder on a monthly basis in arrears on or before the twenty-fifth (25th) day of each calendar month as such QC Payments are earned for the preceding calendar month. All QC Payments shall be non-refundable. None of the Sellers shall be deemed to have waived, amended, modified or changed any provision of this Agreement, or its respective rights hereunder, the Notes or any other document or agreement entered into in connection with this Agreement, as a result of its acceptance of any of the payments called for in this Section 1.7(A), including, but not limited to, such Seller's right to dispute the amounts paid under this Section 1.7(A) in accordance with the provisions of Section 1.7(D).”

(b) Section 1.7(B) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows (with such Section 1.7(B) as so amended replacing the corresponding excerpted Section attached as Exhibit A to each of the Notes):

“(B) Purchaser shall provide the Sellers’ Designee, as representative for the Sellers, with a monthly report detailing the number of each of the products listed below that are manufactured (as such term is used above) during the immediately preceding month. Each such report shall be accompanied by all relevant supporting documentation, including, without limitation, the purchase orders and shipping documents relating to the products manufactured for the applicable month. Each such report shall be delivered to the Sellers’ Designee not later than concurrently with the payment to be delivered to the Sellers’ Designee pursuant to Section 1.7(A) above for the month to which the report pertains.”

(c) Section 1.7(D) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows (with such Section 1.7(D) as so amended replacing the corresponding excerpted Section attached as Exhibit A to each of the Notes):

“(D) Purchaser’s records that relate to the subject matter of this Section 1.7 may be examined from time to time by any Seller or its representatives, as many times as Seller elects in its discretion, during reasonable business hours. Sellers shall give Purchaser not less than seven (7) days’ prior notice of each request, or substantially related requests, to examine Purchaser’s records pursuant hereto. Purchaser will provide reasonable cooperation and assistance to Sellers in connection with any such examination as reasonable requested by Sellers. Sellers shall also be permitted to contact Purchaser’s manufacturers directly for the sole purpose of verifying Purchaser’s QC Payment obligations, and Purchaser shall, upon request of any Seller, authorize and direct its manufacturers to provide information to Sellers as they may reasonable request for purposes of such verification. Sellers shall provide Purchaser with timely written notification of any such direct communications with any such manufacturers of Purchaser. Seller shall retain any information that it learns as a result of such examination of Purchaser in confidence and shall not disclose such information to any third parties (except Seller’s representatives whom Seller shall inform of this confidentiality obligation) or use such information for any purpose except for the purpose of verifying Purchaser’s QC Payment obligations and in connection with the arbitral or judicial resolution of any issue arising between Sellers and Purchaser. Seller shall be liable for any breach of this provision by its representatives. If any such examination reveals that Purchaser owes Sellers additional QC Payments, Purchaser shall: (a) immediately pay the Sellers’ Designee for distribution to Sellers on a pro rata basis such delinquent amounts, which payments shall be applied by the applicable Sellers against outstanding amounts owed to such Sellers under their respective Notes in accordance with such Notes; and (b) pay to the Sellers’ Designee for distribution to Sellers interest on the overdue amounts calculated at a rate equal to the lesser of 10% per annum or the maximum rate allowed by applicable Legal Rules, which payments shall also be applied against outstanding amounts owed to such Sellers under such Notes in accordance therewith. Notwithstanding anything herein to the contrary, (i) if the actual aggregate amount of QC Payments made by Purchaser to Sellers for any monthly period are less than ninety percent (90%) of those amounts owed for the period, Purchaser shall pay to the Sellers’ Designee, upon demand therefor, for distribution to Sellers on a pro rata basis an amount equal to the out-of-pocket costs of the relevant examination incurred by Sellers. Notwithstanding the foregoing, Purchaser shall have the right to dispute the results of Sellers’ examination pursuant to the procedures set forth in Section 11.10.”

(d)  Sections 6.10(B), (C), (D) and (E) of the Asset Purchase Agreement are hereby respectively amended in their entirety to read as follows:

“(B) R. Popeil (or his permitted designee) shall be entitled to receive as an appearance fee an amount equal to 50% of the Gross Profits (as defined in this Section 6.10(B)) from sales (“Promoted Sales”) of any products promoted by R. Popeil (or such permitted designee) through personal appearances made pursuant to this Section 6.10 where such sales occur within sixty (60) days after R. Popeil’s (or his permitted designee’s) personal appearance, including, without limitation, with respect to such products promoted on the QVC Shopping Network, from direct sales of such products on the QVC Shopping Network and from sales of such products on QVC’s website and/or through QVC retail stores; provided, that sales of products promoted by a spokesperson or spokespersons other than R. Popeil or his permitted designees, which sales occur during the time that such spokesperson or spokespersons are “on the air,” shall not, to the extent that such sales result in an obligation of the QVC Shopping Network or Purchaser to pay such spokesperson or spokespersons other than R. Popeil or his designees a unit sales commission or payment (and such commission or payment is paid), be counted as sales for which R. Popeil or his designees is entitled to receive fees pursuant to this Section 6.10. As used herein, “Gross Profits” means gross sales less landed cost of goods sold less, if applicable, direct costs associated with personal appearances (including transportation and lodging costs and any costs of food or other products used in such appearances, all of which shall be reimbursed to R. Popeil or his permitted designees upon request therefor, but excluding any amounts paid to R. Popeil as an appearance fee, all of which shall be reimbursed to R. Popeil or his permitted designees upon request therefor, but excluding any amounts paid to R. Popeil as an appearance fee pursuant to this Section 6.10(B)) less any commissions payable to Coordinated Strategic Alliances in connection with the applicable personal appearance. For the avoidance of doubt, it is agreed and understood that (i) Gross Profits shall not be reduced by or otherwise reflect any allocation of overhead or general or administrative expenses of any kind and (ii) R. Popeil’s entitlement to Gross Profits pursuant to this Section 6.10(B) is independent of his right (or that of his designees or transferees) to receive revenues or profits from the sale of products promoted by R. Popeil or any of his designees or transferees other than on behalf of or at the request of Purchaser or RIM (whether with respect to products that Purchaser has declined to acquire pursuant to the Product Development Agreement, products the rights to which have been acquired by R. Popeil pursuant to the Product Development Agreement upon an event of default under the Notes, or otherwise). For the purpose of clarification, nothing herein shall obligate the Company to make payments of Gross Profits to R. Popeil or his permitted designee based on Promoted Sales made during the personal appearances of Ronda Pierson on the QVC Shopping Network prior to the date of this Agreement.

(C) In addition to the above-described appearance fee, R. Popeil shall be entitled to receive the remaining 50% of the Gross Profits from Promoted Sales until such payments (i.e., the payments pursuant to this Section 6.10(C)) total $400,000 in the aggregate (such amount, the “Estimated Interest Differential”). Thereafter, Purchaser or RIM, as applicable, shall be entitled to receive the remaining 50% of Gross Profits (i.e., the other 50% of Gross Profits not payable to R. Popeil pursuant to Section 6.10(B) above) from Promoted Sales.

(D) Purchaser, or RIM, as applicable, shall make all payments to R. Popeil or his designee(s), as applicable, due pursuant to this Section 6.10 not later than the fifteenth (15th) calendar day following Purchaser’s or RIM’s receipt of payment for the applicable products from Promoted Sales. Each such payment shall be accompanied by a detailed statement setting forth Purchaser’s or RIM’s calculation of the applicable Gross Profits and the payment due to R. Popeil or his designee(s). Purchaser or RIM, as applicable, shall prepare and maintain for a period of at least three (3) years after the due date for the payment to which the records relate accurate, complete and reasonably detailed records in order to substantiate the amounts payable under this Section 6.10.

(E) Purchaser’s records that relate to the subject matter of this Section 6.10 may be examined from time to time in Los Angeles, California, on at least seven (7) days’ prior notice and during normal business hours by R. Popeil or his representatives. If any such examination reveals that Purchaser owes R. Popeil or his designee(s) additional amounts under this Section 6.10, Purchaser shall (a) immediately pay R. Popeil or his designee(s) such delinquent amounts; and (b) pay to R. Popeil or his designee(s) interest on the overdue amounts calculated at a rate equal to the lesser of 10% per annum or the maximum rate allowed by applicable Legal Rules. Notwithstanding anything herein to the contrary, if the actual aggregate amounts paid by Purchaser or RIM to R. Popeil or his designee(s) over any period of three consecutive months (without duplication) are less than ninety percent (90%) of those amounts owed for such period, Purchaser shall pay to R. Popeil, upon demand therefor, an amount equal to the actual and documented costs incurred by R. Popeil or his designee(s) in connection with such examination. Notwithstanding the foregoing, Purchaser shall have the right to dispute the results of the examination by R. Popeil or his representatives pursuant to the procedures set forth in Section 11.10.”

(e) RMC and the Lenders agree that Sections 4.11 and 7.3 (H) of the Asset Purchase Agreement shall be deleted.

(f) RMC and the Lenders agree that QC Payments made by RMC in respect of products manufactured for marketing and sale through retail distribution channels since June 30, 2005, shall be applied to amounts outstanding under the Ronco Inventions Note and the Popeil Inventions Note.

(g) Section 11.10 of the Asset Purchase Agreement shall be amended in its entirety to read as follows:

“11.10. Dispute Resolution. Any dispute arising out of or relating to this Agreement, or any Exhibit or Schedule hereto or any other agreement, instrument or certificate delivered pursuant to this Agreement, or the breach, termination or validity hereof or thereof, including any dispute based in whole or in part on tort or other non-contractual principles of law, or relating to or arising out of the transactions contemplated by this Agreement or any other agreement, instrument or certificate delivered pursuant to this Agreement, shall be resolved in the following manner:

(A)  Any Party may give written notice to the other Parties of any dispute which has arisen. Any other Party may give notice within five (5) Business Days of receipt of the first notice of any additional dispute(s), all to the end that the Parties may be reasonably aware of the matters in dispute.

(B)  All disputes shall be fully and finally resolved by binding arbitration conducted in Los Angeles, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services (“JAMS”) in its Los Angeles County office. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS and shall be selected as follows. The parties will request that JAMS provide a list of available arbitrators satisfying the requirements of the immediately preceding sentence. Each side to the dispute will confidentially rank in descending order of desirability (from most desirable to least desirable) each person on such list. The person on such list with the highest composite ranking by both sides will be selected as the arbitrator. The arbitration hearing on the merits of the dispute will be conducted within 45 days of the selection of the arbitrator, and the ruling of the arbitrator on the dispute shall be rendered within 30 days thereafter, unless good cause is shown as to why such ruling must be delayed beyond such time (in which case the ruling shall be rendered as soon as practicable following the selection of the arbitrator). Any action brought to enforce the provisions of this Section 11.10 shall be brought in the Los Angeles County Superior Court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. Costs and reasonable attorneys’ fees shall be awarded to the defendant in any arbitration pursuant hereto, in any action brought to enforce the provisions of this Section 11.10, and in any other arbitral or judicial action to which the Sellers and Purchaser are parties that arises out of or relates to this Agreement, or any Exhibit or Schedule hereto or any other agreement, instrument or certificate delivered pursuant to this Agreement, unless the plaintiff is the prevailing party in such arbitration, enforcement action or other proceeding. If the prevailing party in such arbitration, enforcement action or other proceeding is the plaintiff, each Party shall bear its own costs and attorneys’ fees. Nothing in this Section 11.10 shall preclude either party from bringing a court action seeking an order for or with respect to a writ of attachment, constructive trust or other provisional remedy or an equitable remedy such as injunctive relief, specific performance or any other equitable remedy that may be applicable under the circumstances.

(C)  The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any claims hereunder or proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, shall not prevent the Purchaser from filing this document with the Securities and Exchange Commission if in the good faith judgment of Purchaser’s counsel such document is required to be filed, and shall not bar disclosures required by law. The Parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.”

(h) The Company’s statement of unpaid QC Payments due to the Lenders pursuant to the Asset Purchase Agreement (and giving effect to the amendments herein) for the period of June 30, 2005 through July 31, 2006 is $1,427,301.40 as set forth on Exhibit C hereto, and $1,250,000.00 of such unpaid amount shall be paid by RMC in immediately available funds to the Lenders on the Closing Date. RMC shall pay an additional amount of $400,000.00 to the Lenders within thirty (30) days of the Closing Date, which amount reflects the parties’ current good faith estimate of the remaining unpaid QC Payment obligations owed to the Lenders for the period from June 30, 2005 through the Closing Date (i.e., after giving effect to the $1,250,000 to be paid to the Lenders on the Closing Date). The full amount of the unpaid QC Payments due to the Lenders for the period from June 30, 2005 through the Closing Date (the “Pre-Agreement Period”) shall be subject to confirmation by the parties based on the relevant documentation. Notwithstanding the foregoing, unless the Lenders have otherwise agreed in writing, RMC shall make the $400,000 payment described above regardless of whether the actual amount of the unpaid QC Payments for the Pre-Agreement Period has then been confirmed and agreed by the parties, it being understood and agreed that if the actual aggregate amount due for such period is (x) less than $1,650,000, then the amount of the overpayment for such period shall be retained by the Lenders and applied to any QC Payment obligations of the Company arising after the Pre-Agreement Period or (y) greater than $1,650,000, then the amount of the underpayment for such period shall be paid to the Lenders not later than three (3) days after the amount of such underpayment has been agreed to by the parties or determined pursuant to the dispute resolution procedures set forth in the Asset Purchase Agreement.

7. Effect of Default/Acceleration of Indebtedness. The Company and the Lenders agree that if an “Event of Default” (as defined in the Popeil Inventions Note or the Ronco Inventions Note, which are together referred to as the “Notes”) should occur under the Notes, the applicable Lender shall be permitted to accelerate and immediately declare as due and payable all amounts due to such Lender under the applicable Note in accordance with the provisions thereof. Notwithstanding such declaration, the Lender shall only be permitted to take action to collect such amounts if so permitted by the Laurus Subordination Agreement and the SMH Limited Subordination Agreement.

8. Personal Appearances on Direct Response Television. Section 6.10 of the Asset Purchase Agreement requires the Company to make certain payments to Popeil or his permitted designee if Popeil or his permitted designee makes certain personal appearances on direct response television, including the QVC Shopping Network. The Company’s statement of amounts owing to Popeil at present is $79,091.56 (the “Estimated Outstanding QVC Amounts”), which amount shall be subject to verification by Popeil pursuant to the Asset Purchase Agreement. For purposes of verifying the amount due, the Parties shall apply the methodology for computing Promoted Sales, as set forth in Section 6.10(B) of the Asset Purchase Agreement as amended by this Agreement. The Company shall pay Popeil the Estimated Outstanding QVC Amounts within thirty (30) days of the date hereof regardless of whether the parties have confirmed and agree that such amount is the amount owed to Popeil pursuant to the Asset Purchase Agreement, it being understood and agreed that if the actual amount due to Popeil is (x) less than the Estimated Outstanding QVC Amounts, Popeil shall, within three (3) business days following the final determination of (or agreement by the parties regarding) the actual amount due to Popeil, refund to the Company the amount by which the Estimated Outstanding QVC Amounts exceeds the actual amount due to Popeil or (y) greater than the Estimated Outstanding QVC Amounts, then the Company shall, within three (3) business days following the final determination of (or agreement by the parties regarding) the actual amount due to Popeil, pay Popeil the amount by which the actual amount due to Popeil exceeds the Estimated Outstanding QVC Amounts.

9. O’Melveny & Myers Fees and Expenses.  Within thirty (30) days after the Laurus Closing, the Company shall reimburse Lenders the amount of $44,703.50, which Lenders paid to O’Melveny & Myers for services rendered to Lenders through July 31, 2006 with respect to the Laurus Subordination Agreement. The Company shall also reimburse Lenders, within thirty (30) days after receipt of the invoice, for any additional amounts paid for reasonable legal fees related to the Laurus Subordination Agreement and SMH Limited Subordination Agreement incurred after such date.

10. Warrant. Within thirty (30) days after the date hereof, the Company shall issue Lenders a warrant to purchase 200,000 shares of Company’s common stock. Such warrant shall have a term of five (5) years and an exercise price, payable in cash, equal to the average bid price for the Company’s common stock, as quoted on the OTC Bulletin Board, for the 30 trading days immediately prior to the Laurus Closing. The warrant shall also contain such other terms as the Company, in its reasonable discretion, shall determine are reasonable and customary. The Lenders agree to provide customary investment representations in connection with the issuance of the warrant. The Company shall use its commercially reasonable efforts to include the shares underlying such warrant in its registration statement that has already been filed with the Securities and Exchange Commission (“SEC”) and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible. If the Company is unable to include the shares underlying the warrant in such existing registration statement, the Company shall include such shares in the next registration statement it files with the SEC, the terms of which permit the Company to include shares of the Lender. The Company shall also use its commercially reasonable efforts to qualify the shares of common stock underlying the warrant for sale in the State of California.

11. Name Change of Certain Lender Entities. The Company is not allowed to use the legal name of “Ronco Corporation” in California because of the existence of an entity named “Ronco Inc.” previously registered in California that is owned or controlled by one or more of the Lenders. Ronco currently conducts business under the name of “Fi-Tek VII” in California. Fi-Tek VII (the predecessor to Ronco) desires to amend its qualification to do business in the State of California to reflect the name Ronco Corporation.  Lenders agree to promptly change the name of “Ronco Inc.” to a name that does not conflict with the name “Ronco Corporation.”

12. Potential Reimbursement of Certain Payments. Following the June 30, 2005 closing of the Asset Purchase Agreement, the Company mistakenly paid many bills on behalf of Lenders and the predecessor entities without the authority of the Lenders to do so. Popeil will review these disbursements on a case by case basis, at his convenience, and determine what amounts, if any, he will reimburse the Company. The determination of these reimbursement amounts will be made solely on the basis of Popeil’s good faith business judgment. The reimbursement, if any, may be made as a reduction, at maturity, of any amounts owing under the Popeil Inventions Note or the Ronco Inventions Note.

13. Purchase Orders and Shipping Documents. Within fourteen (14) days after the Laurus Closing, the Company shall provide Lenders with copies of purchase orders and shipping documents with respect to all products manufactured by the Company between June 30, 2005 and July 31, 2006.

14. Certain Limitations on Use of “No Default” Representations. In the event litigation is brought by or on behalf of the Company, any investor in the Company, any creditor of the Company other than Laurus, or by SMH, against Lenders, the representations made by Lenders in Paragraphs 3(a), 4, 5(a), 5(b) and 5(c) hereof to the effect that, to their knowledge they are not aware of any defaults or Events of Default by the Company under certain agreements, would be inoperative and in all events would not bar, estop or be evidence against any defense, offset or counterclaim brought or alleged by the Lenders in such proceeding of any nature.

15. No Present Intention to Initiate Legal Action. The Company has no present intention of any kind to initiate any litigation, arbitration or other proceedings whatsoever against or involving the Lenders or any of them.

16. Filing of Agreement and SMH Limited Subordination Agreement with SEC. Promptly following the Laurus Closing, the Company shall file this Agreement and the SMH Limited Subordination Agreement with the Securities and Exchange Commission as “material contracts.”

17. Miscellaneous.

(a) Waiver and Amendment.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the parties hereto. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

(b) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

(d) Interpretation.  Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the parties or any of their respective officers, directors, agents, employees or representatives.

(e) Successors and Assigns.  This Agreement shall not be assigned or assignable by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

(f) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

(g) Entire Understanding.  This Agreement, including the exhibits attached hereto and the documents referred to herein, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

(h) Authority. Each party has full authority for the execution and delivery and performance of the Agreement.

(i) Representation by Counsel. Each party represents and agrees with the other, that it has been represented by independent counsel of its own choosing, that it has had the full right and opportunity to consult with such counsel that it availed itself of this right and opportunity, that such party or its authorized officers have carefully read and fully understand this Agreement in its entirety that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such party or its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

(j)  Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(k)  Dispute Resolution.  Any dispute arising out of or relating to this Agreement, or any Exhibit hereto or any other agreement or certificate delivered pursuant to this Agreement, or the breach, termination or validity hereof or thereof, including any dispute based in whole or in part on tort or other non-contractual principles of law, or relating to or arising out of the transactions contemplated by this Agreement or any other agreement, instrument or certificate delivered pursuant to this Agreement, shall be resolved in the following manner:

(i) Any party may give written notice to the other parties of any dispute which has arisen. Any other party may give notice within five (5) business days of receipt of the first notice of any additional dispute(s), all to the end that the parties may be reasonably aware of the matters in dispute.

(ii) All disputes shall be fully and finally resolved by binding arbitration conducted in Los Angeles, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Los Angeles County office. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS and shall be selected as follows. The parties will request that JAMS provide a list of available arbitrators satisfying the requirements of the immediately preceding sentence. Each side to the dispute will confidentially rank in descending order of desirability (from most desirable to least desirable) each person on such list. The person on such list with the highest composite ranking by both sides will be selected as the arbitrator. The arbitration hearing on the merits of the dispute will be conducted within 45 days of the selection of the arbitrator, and the ruling of the arbitrator on the dispute shall be rendered within 30 days thereafter, unless good cause is shown as to why such ruling must be delayed beyond such time (in which case the ruling shall be rendered as soon as practicable following the selection of the arbitrator). Any action brought to enforce the provisions of this Paragraph 17(k) shall be brought in the Los Angeles County Superior Court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. Costs and reasonable attorneys’ fees shall be awarded to the defendant in any arbitration pursuant hereto, in any action brought to enforce the provisions of this Section 17(k), and in any other arbitral or judicial action to which the Sellers and Purchaser are parties that arises out of or relates to this Agreement, or any Exhibit or Schedule hereto or any other agreement, instrument or certificate delivered pursuant to this Agreement, unless the plaintiff is the prevailing party in such arbitration, enforcement action or other proceeding. If the prevailing party in such arbitration, enforcement action or other proceeding is the plaintiff, each Party shall bear its own costs and attorneys’ fees. Nothing in this Paragraph 17(k) shall preclude either party from bringing a court action seeking an order for or with respect to a writ of attachment, constructive trust or other provisional remedy or an equitable remedy such as injunctive relief, specific performance or any other equitable remedy that may be applicable under the circumstances.

(iii) The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any claims hereunder or proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, shall not prevent the Company from filing this document with the Securities and Exchange Commission if in the good faith judgment of the Company’s counsel such document is required to be filed, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.

(l)  Specific Performance.  Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the covenants or agreements provided in this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of such covenant or agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

(m)  Notices. All notices, requests, demands and other communications under this Agreement shall be in writing addressed to the respective parties at the addresses stated below or to such other changed addresses the parties may have fixed by notice as provided herein and shall be deemed to have been delivered upon receipt:

(i)	If to Ronco or RMC:

Ronco Corporation or Ronco Marketing Corporation (as applicable)
61 Moreland Road
Simi Valley, CA 93065-1662
Attention: President and Chief Executive Officer
Facsimile: (805) 433-1033

(ii)	If to the Lenders:
Ronald M. Popeil
1672 Waynecrest Drive
Beverly Hills, CA 90210
Facsimile: (310) 273-4483

(n) Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect and the parties to this Agreement shall use their respective best efforts to replace such stricken provision with a comparable valid provision that best achieves the overall intentions of the parties with respect to this Agreement. The remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

(The remainder of this page is left intentionally blank.)

Very truly yours,

RONCO CORPORATION
a Delaware corporation

/s/ Paul Kabashima
Paul M. Kabashima
Interim President and Interim Chief Executive Officer

RONCO MARKETING CORPORATION
a Delaware corporation

/s/ Paul Kabashima
Paul M. Kabashima
President and Chief Executive Officer

[Signatures Continued on Next Page]

ACKNOWLEDGED AND AGREED BY:

RONCO INVENTIONS, LLC
a California limited liability company

By: /s/ Gina Wallman

Name: Gina Wallman

Title: Corporate Secretary

POPEL INVENTIONS, INC.
a Nevada corporation

By: /s/ Gina Wallman

Name: Gina Wallman

Title: Corporate Secretary

RP PRODUCTIONS, INC.
a Nevada corporation

By: /s/ Gina Wallman

Name: Gina Wallman

Title: Corporate Secretary

RMP FAMILY TRUST
an Illinois irrevocable Trust

By: /s/ Gina Wallman

Name: Gina Wallman

Title: Co-Trustee

RONALD M. POPEIL
an individual

/s/ Ronald M. Popeil

EXHIBIT A

LAURUS SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the ____ day of October, 2006, by and among Ronald M. Popeil (“Popeil”), the RMP Family Trust, an Illinois irrevocable trust (“RMP”), Ronco Inventions, LLC, a California limited liability company (“Ronco Inventions”), Popeil Inventions, Inc., a Nevada corporation (“Popeil Inventions”) and RP Productions, Inc., a Nevada corporation (“RP,”” and, collectively with Popeil, RMP, Ronco Inventions and Popeil Inventions, the “Subordinated Lenders” and each, a “Subordinated Lender”), and Laurus Master Fund, Ltd. (the “Senior Lender”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to the Senior Lender’s making an investment in RONCO Corporation, a Delaware corporation and certain of its subsidiaries pursuant to, and in accordance with, (i) that certain Security and Purchase Agreement dated as of the date hereof by and between the Ronco Corporation certain of its subsidiaries and Laurus (as amended, modified or supplemented from time to time in accordance with this Agreement, the "Security Agreement") and (ii) the Ancillary Agreements referred to in the Security Agreement that the Subordinated Lenders enter into this Agreement.

WHEREAS, the Subordinated Lenders have made or will make loans to the Company.

NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

1. All Obligations of any Company and/or any of its Subsidiaries to the Senior Lender under the Security Agreement whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lenders to any Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of any Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), including but not limited to the agreements described on Exhibit A hereto, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against any Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be. It is further expressly understood and agreed that the term “Junior Liabilities”, as used in this Agreement, shall not include any obligation on the part of Ronco Corporation, a Delaware corporation (“Ronco”) or Ronco Marketing Corporation, a Delaware corporation (“RMC”) to acquire the Turkey Fryer (as defined in the New Product Development Agreement dated June 30, 2005 by and between Ronald M. Popeil and RMC (the “Turkey Fryer”)).

2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, and except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of any Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this Paragraph 2 or elsewhere in this Agreement, any Company and its Subsidiaries may make payment for regularly scheduled principal, interest or other obligations, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in the Security Agreement or any Ancillary Agreement) has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

3. Each Subordinated Lender hereby subordinates all claims, security interests, and any other rights or remedies of any kind or nature whatsoever it may have against, or with respect to, any of the assets of any Company and/or any of its Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by any Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities. The Senior Lender shall not owe any duty to any Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including without limitation any marshalling of assets or protection of the rights or interests of any Subordinated Lender. The Senior Lender shall have the exclusive right to manage, perform and enforce the underlying terms of the Security Agreement, the Ancillary Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of any Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. Each Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by the Senior Lender in connection with the Senior Lender’s enforcement of its rights under the Security Agreements. Only the Senior Lender shall have the right to restrict or permit, approve or disapprove the sale, transfer or other disposition of the assets of any Company or any of its Subsidiaries. As between the Senior Lender and each Subordinated Lender, the terms of this Agreement shall govern even if all or part of the Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated. Notwithstanding the foregoing, it is expressly understood and agreed that this Paragraph 3 shall not apply to Ronald M. Popeil’s use of his name and likeness on the packaging of the Turkey Fryer, on the Turkey Fryer itself and in the direct marketing of the Turkey Fryer. Senior Lender specifically acknowledges that neither Company nor any of its Subsidiaries shall have any interest in the Turkey Fryer.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to any Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of any Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of any Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable the Senior Lender to enforce its rights hereunder in any such action or proceeding, the Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Subordinated Lender to make and present for and on behalf of such Subordinated Lender such proofs of claims against any Company and/or its Subsidiaries as Laurus may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, any Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of such Subordinated Lender’s rights and remedies against any Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then such Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Lender in precisely the form held by such Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Subordinated Lender as the property of the Senior Lender.

5. Each Subordinated Lender will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. Until such time as the Senior Liabilities have been indefeasibly paid in full, no Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability or any other rights or remedies of any kind or nature whatsoever against any Company and/or any of its Subsidiaries whether in respect of the Junior Liabilities or otherwise; unless, in each case (i) an event of default shall have occurred and be continuing under any one or more agreements between and among such Subordinated Lender, any Company and/or any of its Subsidiaries which would entitle such Subordinated Lender to take such action (a “Subordinated Lender Default”), (ii) such Subordinated Lender shall have provided Senior Lender written notice of the occurrence of such Subordinated Lender Default, (iii) such Subordinated Lender shall have provided Senior Lender at least thirty (30) days prior written notice of its intention to take any such action and (iv) a period of at least one hundred and eighty (180) days shall have elapsed after the occurrence of the breach or non-performance giving rise to the Subordinated Lender Default; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to any Company and/or any of its Subsidiaries. Notwithstanding the foregoing, it is expressly understood and agreed that this Paragraph 7 shall not apply to Ronald M. Popeil’s use of his name and likeness on the packaging of the Turkey Fryer, on the Turkey Fryer itself and in the direct marketing of the Turkey Fryer. For the purpose of clarification, and notwithstanding any contrary provision herein, if any Company and/or any of its Subsidiaries fails to fully and timely perform any of its obligations to any one or more Subordinate Lenders, such Subordinate Lender(s) shall be permitted, without delay, to notify such Company and/or its Subsidiaries of such failure to perform and, after any applicable cure periods, to notify such Company and/or its Subsidiaries of the occurrence of any event of default arising by virtue of such non-performance.

8. The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property. Notwithstanding the foregoing, it is expressly understood and agreed that this Paragraph 8 shall not apply to Ronald M. Popeil’s use of his name and likeness on the packaging of the Turkey Fryer, on the Turkey Fryer itself and in the direct marketing of the Turkey Fryer.

9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

10. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Agreement.

11. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against any Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to any Company and/or Subsidiary shall be deemed to apply to any Company and such Subsidiary as debtor-in-possession and to a trustee for any Company and/or such Subsidiary. If any Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Lender to any Company or any such Subsidiary under the Code, each Subordinated Lender agrees as follows: (1) adequate notice to such Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Lender to any such use of cash collateral or such post-Petition financing from the Senior Lender.

13. This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

14. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this __ day of October, 2006.

RONCO INVENTIONS, LLC,
a California limited liability company

By: ________________________________
Name: ______________________________
Title: _______________________________

POPEIL INVENTIONS, INC.
a Nevada corporation

By: ________________________________
Name: ______________________________
Title: _______________________________

RP PRODUCTIONS, INC.
a Nevada corporation

By: ________________________________
Name: ______________________________
Title: _______________________________

RMP FAMILY TRUST, an Illinois irrevocable trust

By: ________________________________
Name: ______________________________
Title: _______________________________

____________________________________
RONALD M. POPEIL

LAURUS MASTER FUND, LTD.

By: _______________________________
Name:
Title:

Acknowledged and Agreed to by:

RONCO CORPORATION

By:________________________
Name: Paul Kabashima
Title: Interim President and Interim Chief Executive Officer

RONCO MARKETING CORP.

By:________________________
Name: Paul Kabashima
Title: Interim President and Interim Chief Executive Officer

EXHIBIT A

•	Asset Purchase Agreement dated December 10, 2004 among Ronco Marketing Corporation, Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust and Ronald M. Popeil;

•	Addendum to APA dated December 10, 2004 among Ronco Marketing Corporation, Ronald M. Popeil, Ronco Inventions, LLC and Popeil Inventions, Inc;

•
Amendment and Agreement dated June 16, 2005 among Ronco Marketing Corporation, Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust, Ronald M. Popeil, Adams, Swartz & Landau LLP and Brian R. Adams;

•	Assignment and Assumption Agreement dated June 28, 2005 between Ronco Inc. and Ronco Marketing Corporation;

•
Second Amendment and Agreement dated June 29, 2005 among Ronco Marketing Corporation, Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust, Ronald M. Popeil, Adams, Swartz & Landau LLP and Brian R. Adams;

•	Promissory Note dated June 30, 2005 between Ronco Marketing Corporation and Popeil Inventions, Inc;

•	Promissory Note dated June 30, 2005 between Ronco Marketing Corporation and Ronco Inventions, LLC;

•	Consulting and Advisory Services Agreement dated June 30, 2005 between Ronco Marketing Corporation and Ronald M. Popeil;

•	Amendment No. 1 to Consulting and Advisory Services Agreement between Ronco Marketing Corporation and Ronald M. Popeil;

•	Trademark Co-Existence Agreement dated June 30, 2005 between Ronco Marketing Corporation and Ronald M. Popeil;

•	New Product Development Agreement dated June 30, 2005 by and among Ronald M. Popeil, Alan L. Backus and Ronco Marketing Corporation;

•	Transition Services Agreement dated June 30, 2005 among Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc. and Ronco Marketing Corporation;

•	Assignment and Assumption Agreement dated June 30, 2005 among Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., Ronald M. Popeil and Ronco Marketing Corporation.

EXHIBIT B

SMH LIMITED SUBORDINATION AGREEMENT

LIMITED SUBORDINATION AGREEMENT

Limited Subordination Agreement (this “Agreement”) dated October __, 2006, among RONCO CORPORATION, a Delaware corporation, and RONCO MARKETING CORPORATION, a California corporation (together, “Borrower”); RONCO INVENTIONS, LLC, a California limited liability company, POPEIL INVENTIONS, INC., a Nevada corporation, RP PRODUCTIONS, INC., a Nevada corporation, RMP FAMILY TRUST, an Illinois irrevocable trust, and RONALD M. POPEIL, a resident of California (individually and collectively, if more than one, “Subordinate Lender”); and SANDERS MORRIS HARRIS INC., a Texas corporation (“SMH”), individually and on behalf of the Lenders (as defined in the Letter Loan Agreement dated June 9, 2006, among the Borrower, SMH, and the Lenders) (“Lender”).

RECITALS

A. Borrower is now or may in the future become indebted to Subordinate Lender (any and all existing and future indebtedness of Borrower to Subordinate Lender, the “Subordinate Debt”).

B. Lender is a party to an Intercreditor and Subordination Agreement of even date herewith (the “Laurus-SMH Subordination Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands company (“Senior Lender”), pursuant to which Lender has agreed to subordinate the Priority Debt (as hereinafter defined) to the Senior Liabilities (as defined in the Laurus-SMH Subordination Agreement) as provided in Laurus-SMH Subordination Agreement.

C. Subordinate Lender is a party to a Subordination Agreement of even date herewith (the “Laurus-Popeil Subordination Agreement”) with the Senior Lender, pursuant to which the Subordinate Lender has agreed to subordinate the Subordinate Debt to the Senior Liabilities (as defined in the Laurus-SMH Subordination Agreement) as provided in the Laurus-Popeil Subordination Agreement.

D. To induce Lender to grant financial assistance to Borrower by way of new credit or advances or otherwise Borrower and Subordinate Lender hereby agree to certain terms of subordination as set forth herein.

E. Subordinate Lender has a direct financial interest in Borrower and will be benefited by Lender’s granting such financial assistance to Borrower.

F. The parties have entered into this Agreement in order to set forth the terms of the subordination required by Lender.

AGREEMENTS

1. Limited Subordination. The Subordinate Debt is and shall be subordinated and junior in right of payment to all existing and future indebtedness of Borrower to Lender, including, without limitation, principal, interest accrued and to accrue thereon, and costs and attorneys’ fees associated therewith (the “Priority Debt”), to the extent that Borrower receives and disburses the proceeds of Policy No. 81 070 567 issued by the John Hancock Life Insurance Company on the life of Ronald M. Popeil and any supplementary contracts issued in connection therewith (the “Policy”), but only to the extent of such proceeds. Such agreed subordination shall be without prejudice to Lender’s right to assert that any and all obligations of Borrower on the Subordinate Debt are also subordinate to the Priority Debt pursuant to applicable law and without prejudice to Subordinate Lender’s right to challenge such assertion.

2. Payments to Subordinate Lender. So long as Borrower is not in default under any of the documents evidencing, securing, or otherwise governing the Priority Debt (collectively, the “Loan Documents”), nothing herein shall prohibit Subordinate Lender from receiving and accepting payments on the Subordinate Debt. However, in the event of a default by Borrower under any of the Loan Documents, including, without limitation, any breach of the various financial covenants set forth therein, Borrower shall not make any payment upon any portion of the Subordinate Debt with the proceeds of the Policy.

3. Turnover of Payments. In the event of a default by Borrower under the Loan Documents and following notice of such default to Subordinate Lender, Lender shall have the right to compel Subordinate Lender to turnover to Lender any payments made to Subordinate Lender following notice of such default by or on behalf of Borrower on the Subordinate Debt with the proceeds of the Policy until the Priority Debt has been paid in full. Borrower agrees to provide notice to Subordinate Lender when any payment to Subordinate Lender represents proceeds from the Policy. Provision of such notice is not a condition to Lender’s right to compel turnover of funds required to be turned over to it pursuant to this Paragraph 3.

4. Insolvency or Liquidation Proceedings. In connection with any insolvency or liquidation proceedings relating to Borrower or the Priority Debt, this Agreement shall remain in full force and effect and Lender. The parties hereto shall not file any proofs of claim, objections, pleadings, or other papers, or take any other actions, that are or would be inconsistent with the system of priorities set forth in this Agreement.

5. Laurus Subordination Agreement.  This Agreement is intended to set forth limited subordination rights as between Lender and Subordinate Lender with respect to the Priority Debt and the Subordinate Debt and is subject to the subordination of both the Priority Debt and the Subordinate Debt to the Senior Liabilities as defined and set forth in each of the Laurus-SMH Subordination Agreement and the Laurus-Popeil Subordination Agreement.

6. Continuing Agreement. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of the parties hereto shall remain in full force and effect until the Priority Debt has been paid in full.

7 Assignment. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties hereto, and the covenants of Borrower and Subordinate Lender set forth herein respecting subordination shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer all or any portion of the Priority Debt.

8 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard to that state’s choice of law rules, and Borrower and Subordinate Lender consent to the jurisdiction of the courts of the State of Texas.

9. Lender Discretion. Nothing in this Agreement shall be construed as requiring Lender to grant any financial assistance to Borrower or as limiting or precluding Lender from the exercise of Lender’s independent judgment and discretion in connection with Lender’s financial arrangements with Borrower.

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10. WAIVER OF JURY TRIAL THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, OR TO ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

11. No Rights to Turkey Fryer. Lender acknowledges that it has no interest in the “Turkey Fryer,” as defined in the New Product Development Agreement dated June 30, 2005 by and between Ronald M. Popeil and Ronco Marketing Corporation, a Delaware corporation (“RMC”).

12. No Present Intention to Initiate Legal Action. Lender has no present intention of any kind to initiate any litigation, arbitration, or other proceedings whatsoever against or involving Subordinate Lender or any of them.

13. Arbitration; Attorneys’ Fees. Lender agrees that it will, and it will cause SMH’s subsidiaries, affiliates, directors, officers, shareholders and employees to, arbitrate any dispute or controversy of any kind or nature that it or any of them has or may have with or involving any Subordinate Lender that relates to this Agreement or to the transactions contemplated hereby, solely and exclusively in the manner prescribed by Section 11.10 of the Asset Purchase Agreement dated December 10, 2004, as amended or supplemented, among RMC and Subordinate Lender, it being understood and agreed that, with respect to any such dispute, Lender shall be bound by and observe the terms of such Section 11.10. Without limiting the foregoing, Lender agrees that the defendant in any such dispute shall be awarded costs and attorneys’ fees as provided by such Section 11.10, unless the plaintiff is the prevailing party in such dispute. If the prevailing party in such dispute is the plaintiff, each party shall bear its own costs and attorneys’ fees.

In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

[Signatures on Next Page]

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BORROWER
RONCO CORPORATION,
a Delaware corporation

By   ____________________________________
_________________________________
Its ____________________________

RONCO MARKETING CORPORATION,
A Delaware corporation

By   ____________________________________
_________________________________
Its ____________________________

LENDER:

SANDERS MORRIS HARRIS INC,
a Texas corporation, individually and on behalf
of the Lenders

By   ____________________________________
_________________________________
Its ____________________________

SUBORDINATE LENDER:

RONCO INVENTIONS, LLC,
a California limited liability company

By   ____________________________________
_________________________________
Its ____________________________

RONCO INVENTIONS, INC.
a Nevada corporation

By   ____________________________________
_________________________________
Its ____________________________

RP PRODUCTIONS, INC.
a Nevada corporation,

By   ____________________________________
_________________________________
Its ____________________________

RMP FAMILY TRUST, an Illinois irrevocable trust

By   ____________________________________
_________________________________
Its ____________________________

____________________________________
RONALD M. POPEIL

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EXHIBIT C

CALCULATION OF RETAIL AND INTERNATIONAL QC PAYMENTS
JUNE 30, 2005 - JULY 31, 2006

Month	QC Amount Earned
July, 2005	$236,024.00
August, 2005	490,582.00
September, 2005	556,800.25
Oct. 1 -16, 2005	313,238.00
Oct. 17 - 31,2005	247,865.00
November, 2005	48,312.00
December, 2005	111,213.00
January, 2006	126,840.00
February, 2006	55,040.00
March, 2006	59,652.00
April, 2006	109,350.50
May, 2006	9,280.00
June, 2006	125,874.00
July, 2006	173,618.50
Total QC Payments Earned 7/1/2005 - 7/31/2006	$2,663,689.25

Less Payments Made By Ronco:
8/24/2005	261,296.00
9/12/2005	455,459.00
9/15/2005	0.00
10/20/2005	150,000.00
10/28/2005	150,000.00
11/4/2005	197,000.00
11/15/2005	22,632.85
Total QC Payments made by Ronco 7/1/2005 - 7/31/2006	$1,236,387.85

QC Payments Owing through 7/31/2006	$1,427,301.40